Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Spartan California Municipal Income Fund series of Fidelity California Municipal Trust (the "Trust"), filed as part of this Post-Effective Amendment No. 47 to the Trust's Registration Statement on Form N-1A (File Nos. 002-83367 and 811-03725) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 44 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

April 28, 2005